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                                                                   Exhibit 10.36


March 12, 2004



Mr. Edward J. Simoneau
Vice President & General Manager - Dealer Financial Services
44 Old Ridgebury Road
Danbury, CT  06810-5105

Re: International Operating Agreement dated April 15, 1998 as amended from time to time (the "Operating Agreement")

Dear Ed:

NACCO Materials Handling Group, Inc. ("NMHG") and General Electric Capital Corporation ("GE Capital") and all of their respective affiliates and subsidiaries which may be parties to the above-described Operating Agreement, hereby agree that the "Base Term" (as that term is described in the Agreement) shall be extended and shall now expire on December 15, 2004 ("New Base Expiration Date") and all of the duties and obligations of the parties to the Operating Agreement (as amended) shall continue unmodified and in full force and effect until such date. Accordingly, in conjunction with the extension of such "Base Term", the obligations of NMHG arising under (i) the Recourse for Wholesale Accounts set forth in Section 3.7 of the Operating Agreement and (ii) the terms of the Guaranty (as amended) shall continue unmodified and in full force and effect through the New Base Expiration Date.

By their respective signatures below, NMHG and GE Capital each hereby agree to all of the extensions noted above.


NACCO MATERIALS HANDLING GROUP, INC.



         /s/ Jeffrey C. Mattern
-----------------------------------------------------
Jeffrey C. Mattern
Treasurer


GENERAL ELECTRIC CAPITAL CORPORATION



         /s/ Edward J. Simoneau
-----------------------------------------------------
Edward J. Simoneau
Vice President & General Manager - Dealer Financial Services